SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                        ---------------------------------

                                    FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of earliest event reported)             April 1, 1998


                           DENTAL CARE ALLIANCE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)



         0-23219                                      65-0555-126
  ------------------------                  ---------------------------------
  (Commission File Number)                  (IRS Employer Identification No.)


                           1343 MAIN STREET, 7TH FLOOR
                             SARASOTA, FLORIDA            34236
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code:             (941) 955-3150


          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On April 1, 1998, Dental Care Alliance, Inc. a Delaware corporation (the "Registrant"), acquired all the outstanding capital stock of Dental One Associates, Inc., a Georgia corporation ("Dental One") pursuant to a Stock Purchase Agreement effective March 20, 1998. A copy of the Stock Purchase Agreement is being filed as Exhibit 2.1 hereto.

         Pursuant to the Stock Purchase Agreement, the Company acquired all of the assets of Dental One. Such assets consisted primarily of non-dental assets (including dental equipment) and management agreements. The Registrant intends to continue use of the equipment purchased in the same manner such equipment was used by Dental One prior to the acquisition. Pursuant to the Stock Purchase Agreements, Five Hundred Thousand shares (500,000) of the common stock of Dental One, representing one hundred percent (100%) of the issued and outstanding shares, were sold in consideration of (a) Two Million Four Hundred Thousand and 00/100 Dollars ($2,400,000.00) in cash; (b) a promissory note in the amount of One Million Forty Seven Thousand Five Hundred Ten and 00/100 Dollars ($1,047,510.00), bearing an annual interest rate equal to eight and one-half percent (8.5%), payable in equal quarterly installments of principal and interest amortized over a period of five (5) years with a balloon payment for the remaining principal balance and accrued interest on the third (3rd) anniversary; and (c) a promissory note of One Million Two Hundred Thousand and 00/100 Dollars ($1,200,000.00), payable in equal monthly installments over a period of 120 days.

         The cash portion of the purchase price was paid with a portion of the proceeds of the Registrant's initial public offering. The consideration paid by the Registrant to the Dental One shareholders was determined by negotiation among the Registrant. Dental One and the Dental One Shareholders.

ITEM 7  FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

(a)  Financial statements

         The following financial statements of Paul Yurfest, D.D.S., P.A. and Dental One Buyers Group, Inc. (collectively "Combined Practices") are filed with amendment to Dental Care Alliance, Inc.'s (the "Company") Form 8-K which was previously filed on April 16, 1998:

                                                                         Page
     Report of Independent Certified Public Accountants                    3
     Combined Balance Sheet - December 31, 1997                            4
     Combined Statement of Operations and Retained Earnings                5
     Combined Statement of Cash Flows-Year Ended December 31, 1997         6
     Notes to Combined Financial Statements                                7

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(b)  Pro Forma Financial Information

The following unaudited Pro Forma financial information required pursuant to Article S-X are filed with this amendment to the Company's Form 8-K which was previously filed on April 1,

                                                                   PAGE
                                                                   ----

Basis of Presentation.............................................. 12
Unaudited Pro Forma Combined Balance sheet - December 31, 1997..... 13
Unaudited Pro Forma Combined Statement of Operations - Year Ended..
December 31, 1997.................................................. 14
Notes to Unaudited Pro Forma Combined Financial Information........ 15

(c) Exhibits

    2.1 Stock Purchases Agreement, dated March 20, 1998 by and between Dental Care Alliance, Inc. and Dental One Associates, Inc. shareholders

*Previously filed as an identically numbered exhibit to the Registrant's Current Report on Form 8-K dated April 1, 1998 as filed with the Commission on April 16, 1998.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Dental Care Alliance, Inc.


In our opinion, the accompanying combined balance sheet and the related combined statements of operations and retained earnings and of cash flows present fairly, in all respects, the financial position of Paul Yurfest, D.D.S., P.A. d/b/a Dental One P.A. and Dental One Buyer's Group Inc. d/b/a/ Dental One Associates (collectively "Combined Practices" or the "Company") at December 31, 1997 and the results of their operations and their cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the management of the combined practices; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


Price Waterhouse LLP
Tampa, FL
June 10, 1998

PAUL YURFEST, D.D.S., P.A
AND DENTAL ONE BUYERS GROUP, INC.
COMBINED BALANCE SHEET
--------------------------------------------------------------------------------

                                                                 DECEMBER 31,
                                                                     1997

ASSETS
Cash and cash equivalents                                        $   107,407
Accounts receivable, less provision for contractual
  allowances and  allowance for doubtful accounts of $449,961        824,674
Deferred tax assets                                                  298,600
Prepaid expenses and other current assets                             67,073
                                                                 -----------
      Total current assets                                         1,297,754

Property, plant and equipment, net                                   887,534
Deferred tax assets                                                   90,633
Other assets                                                          25,560
                                                                 -----------

                                                                 $ 2,301,481
                                                                 ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Accounts payable                                              $   380,176
   Accrued owners' compensation                                      281,652
   Accrued expenses and other                                        944,754
   Deferred tax liabilities                                           27,451
   Line of credit                                                     30,000
   Current maturities of long-term debt and
      capital lease obligations                                      188,950
                                                                 -----------
          Total current liabilities                                1,852,983

Long-term debt and capital lease obligations, less
  current portion                                                    521,086
                                                                 -----------
          Total liabilities                                        2,374,069
                                                                 -----------

Commitments and contingencies (Note 9)                                  --

Stockholders' equity
   Common stock (Note 7)                                              41,000
   Accumulated deficit                                              (113,588)
                                                                 -----------
          Total stockholders' equity                                 (72,588)
                                                                 -----------

                                                                 $ 2,301,481
                                                                 ===========

         The accompanying notes are an integral part of these combined financial statements.

PAUL YURFEST, D.D.S., P.A
AND DENTAL ONE BUYERS GROUP, INC.
COMBINED STATEMENT OF OPERATIONS AND RETAINED EARNINGS
--------------------------------------------------------------------------------

                                                    FOR THE YEAR
                                                       ENDED
                                                    DECEMBER 31,
                                                       1997

Revenues
 Net patient revenues                               $ 7,180,480
   Other operating income                                53,139
                                                    -----------
        Total revenues                                7,233,619
                                                    -----------
Operating expenses
   Staff salaries and benefits                        4,304,569
   General and administrative                           635,569
   Occupancy                                            571,100
   Dental supplies                                      574,997
   Laboratory fees                                      299,687
   Provision for bad debts                              234,067
   Depreciation and amortization                        168,762
   Marketing                                            158,507
   Other                                                235,087
                                                    -----------
        Total operating expenses                      7,182,345
                                                    -----------

Operating income                                         51,274

Other expenses
   Interest expense                                     126,852
   Other expense                                        153,151
                                                    -----------
                                                        280,003
                                                    -----------

   Loss before income taxes                            (228,729)
   Income tax benefit                                    57,782
                                                    -----------

        Net loss                                       (170,947)

Beginning retained earning                              (57,359)
                                                    -----------

Ending retained earning                             $  (113,588)
                                                    ===========

         The accompanying notes are an integral part of these combined financial statements.

PAUL YURFEST, D.D.S., P.A
AND DENTAL ONE BUYERS GROUP, INC.
COMBINED STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

                                                              FOR THE YEAR
                                                                 ENDED
                                                              DECEMBER 31,
                                                                 1997

Cash flows from operating activities
   Net loss                                                    $(170,947)
   Adjustments to reconcile net loss to net
      cash provided by operating activities
        Depreciation and amortization                            168,762
        Deferred tax provision                                   (87,263)
   Changes in assets and liabilities
          Accounts receivable                                   (103,412)
          Prepaid expenses and other assets                      (13,535)
          Deferred tax assets                                    (17,024)
          Accounts payable and accrued expenses                  440,172
                                                               ---------
            Net cash provided by operating activities            216,753
                                                               ---------
Cash flows from investing activities
   Purchases of property, plant and equipment                    (55,836)
                                                               ---------
            Net cash used by investing activities                (55,836)
                                                               ---------
Cash flows from financing activities
   Principle payments on debt and capital leases                (158,801)
                                                               ---------
            Net cash used in financing activities               (158,801)
                                                               ---------

            Net increase in cash equivalents                       2,116

Cash and cash equivalents, beginning of period                   105,291
                                                               ---------

Cash and cash equivalents, end of period                       $ 107,407
                                                               =========

Supplemental disclosures of cash flow information
   Property and equipment purchased with capital leases in
          1997                                                 $  32,716
                                                               =========

Cash paid for interest                                         $ 126,852
                                                               =========

Cash paid for income taxes                                     $   5,932
                                                               =========

         The accompanying notes are an integral part of these combined financial statements.

PAUL YURFEST, D.D.S., P.A
AND DENTAL ONE BUYERS GROUP, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1.  NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

     Paul Yurfest, D.D.S., P.A., d/b/a Dental One P.A., (the "Operating Company") is engaged in the practice of general and specialized dentistry. Dental One Buyers Group, Inc. d/b/a Dental One Associates (the "Management Company") manages the practice. The Operating Company and the Management Company (collectively "Combined Practices" or the "Company") are under common ownership, and operate under an agreement which calls for all net income of the Operating Company to be recognized by the Management Company in the form of a management fee. The Company's business and its patients are concentrated in the Atlanta, Georgia area. Three of the Company's offices (College Park, Tucker, and Windy Hill) have been open in excess of ten years. The Midtown office was opened in June 1994.

     The significant accounting policies are presented below:

     PRINCIPLES OF COMBINATION
     The accompanying financial statements have been prepared on the accrual basis of accounting and include only those operations which are under the financial control of the combined practices.

     The combined financial statements include the accounts and operations of the Operating Company and the Management Company. All material intercompany accounts and transactions have been eliminated.

     CASH AND CASH EQUIVALENTS
     For purposes of reporting cash flows, the Company considers demand deposits and highly liquid investments with an original maturity of three months or less, which can be readily converted to cash on demand, without penalty, to be cash equivalents.

     REVENUES AND ACCOUNTS RECEIVABLE Accounts receivable and revenues are recorded net of contractual adjustments and are recognized as the services are performed. Contractual adjustments represent the difference between the Company's established rates for services and the amounts allowed for such services by dental care programs and others.

     The provisions for bad debts relating to patient revenues is charged to expenses based upon an evaluation of potential uncollectible accounts. The provision considered necessary for such bad debts is based on an analysis of current and past due accounts, collection experience in relation to amounts billed and other relevant information. The allowance for doubtful accounts represents the estimate of the uncollectible portion of accounts receivable.

PAUL YURFEST, D.D.S., P.A
AND DENTAL ONE BUYERS GROUP, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     INVENTORIES
     Inventories are stated at the lower of cost (first-in, first-out method) or market.

     PROPERTY, PLANT AND EQUIPMENT
     Property and equipment are stated at cost. Depreciation is computed using the straight line-method balance over the expected remaining useful lives of the property and equipment, primarily five to seven years. Leasehold improvements are amortized over the shorter of the terms of the leases or the estimated useful lives of the assets. Amortization of property under capital leases is computed using similar methods.

     INCOME TAXES
     The Company utilizes the asset and liability method of accounting for income taxes. Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying values of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates, including estimates relating to assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are used in the determination of the allowance for doubtful accounts, depreciation and amortization, income taxes and the recording of contingent liabilities. Actual results could differ from these estimates.

     FAIR VALUE OF FINANCIAL INSTRUMENTS
     The estimated fair value of amounts reported in the financial statements have been determined using available market information and appropriate valuation methodologies. The carrying value of all current assets and current liabilities approximates fair value because of their short-term maturity. The carrying value of all non-current financial instruments are considered to approximate fair value based upon interest rates available to the Companies on instruments with similar maturities.

PAUL YURFEST, D.D.S., P.A
AND DENTAL ONE BUYERS GROUP, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

2.   PROPERTY PLANT & EQUIPMENT

     Property, plant and equipment consist of the following:

              Computer equipment                         $   282,921
              Dental equipment                             1,148,092
              Furniture and fixtures                         112,869
              Leasehold improvements                         660,177
                                                         -----------
                                                           2,204,059
              Less accumulated depreciation               (1,316,525)
                                                         -----------

              Net property, plant and equipment          $   887,534
                                                         ===========

3.   ACCRUED EXPENSES AND OTHER

     Accrued expenses and other consist of the following:


           Accrued salaries and wages                    $   436,112
           Litigation accruals (See Note 9)                  179,951
           Customer credit balances                          178,344
           Vacation accrual                                   79,000
           Other accruals                                     45,247
           Income taxes payable                               26,100
                                                         -----------

                                                         $   944,754
                                                         ===========

4.   LINE OF CREDIT

     At December 31, 1997, the Operating Company had a $50,000 bank line of credit bearing interest at the prime rate at December 31, 1997 which matures June 1, 1998. The line of credit is collateralized by the Operating Company's accounts receivable. At December 31, 1997, $30,000 was outstanding under this agreement.

PAUL YURFEST, D.D.S., P.A
AND DENTAL ONE BUYERS GROUP, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


5.   LONG-TERM DEBT AND CAPITAL LEASES OBLIGATIONS

     Long Term debt and captial lease obligations consist of the following at December 31, 1997:

       8.72% note payable with monthly payments of $3,868,
          including interest, and secured by equipment and
          accounts receivable                                 $ 169,641

       8.50% note payable with monthly payments of $1,255,
          including interest, and secured by equipment           49,997

       8.90% note payable with monthly payments of $10,356,
          including interest, and secured by equipment and
          accounts receivable                                   383,634

       7.62% note payable with monthly payments of $2,877,
          including interest, and secured by equipment           66,625

       Capital leases, various                                   40,139
                                                              ---------
                                                                710,036
       LESS: current maturities                                (188,950)
                                                              ---------

                                                              $ 521,086
                                                              =========

     The aggregate maturities required on long-term debt at December 31, 1997 are as follows:

          1998                                                $ 188,950
          1999                                                  188,824
          2000                                                  173,019
          2001                                                  137,391
          2002 and thereafter                                    21,852
                                                              ---------

                                                              $ 710,036
                                                              =========
                                       8

PAUL YURFEST, D.D.S., P.A
AND DENTAL ONE BUYERS GROUP, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

6.   INCOME TAXES

     The components of the benefit from income taxes for the year ended December 31, 1997 are as follows:

          Current tax expense                               $  29,481
          Deferred tax benefit                                (87,263)
                                                            ---------

            Benefit from income taxes                       $ (57,782)
                                                            =========

     An analysis of the differences between the statutory federal income tax rates and the effective tax rate for the year ended December 31, 1997 is as follows:


          Expected tax benefit                              $ (77,768)
          Valuation reserve on net operating loss              18,580
          Penalties                                             3,839
          Other                                                (2,433)
                                                            ---------

                                                            $ (57,782)
                                                            =========

     The components of deferred tax assets and liabilities as of December 31, 1997 are as follows:

          Deferred tax assets:
            Allowances for accounts receivable              $ 157,486
          Cash Basis Items:
            Accrual to cash adjustment                        141,114
            Non-deductible accruals                            90,633
            Net operating losses                               19,126
            Valuation allowance                               (19,126)
                                                            ---------
                                                              389,233
          Deferred tax liabilities:
            Property, plant and equipment                     (27,451)
                                                            ---------

          Deferred tax assets and liabilities, net          $ 361,782
                                                            =========

     At December 31, 1997, the Management Company had net operating loss carry forwards of $54,646 to reduce future income tax expenses which is fully offset by a vaulation allowance. These carryforwards expire in 2013.

     The primary difference between financial statement and taxable income relate to the use of accelerated depreciation methods for income tax purposes and the use of the accrual basis of accounting for financial statements purposes versus the cash basis of accounting for income tax purposes.

PAUL YURFEST, D.D.S., P.A
AND DENTAL ONE BUYERS GROUP, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

7.   COMMON STOCK

     Common stock consisted of the following at December 31, 1997:

            Dental One Associates:
              Class A, no par value, 255,000 shares
                 authorized, issued and outstanding          $   500

              Class B, no par value, 245,000 shares
                 authorized, issued and outstanding           40,000
                                                             -------
                                                              40,500
                                                             -------
            Dental One P.C.:
              no par value, 500 shares authorized,
                 100 shares issued and outstanding               500
                                                             -------

                                                             $41,000
                                                             =======

     Class A stockholders are entitled to vote for two directors of the Management Company and may own 51% of the Management Company, while Class B stockholders are entitled to vote for one director and may own 49% of the Management Company. There are no other preferences between the two classes of stock. Under an agreement between the Management Company and the stockholders, the Management Company has the right of first refusal to repurchase any shares offered for sale by any stockholder.

     During 1997, a Class B stockholder purchased an additional 84,138 shares of Class B stock from two existing owners. This stockholder now owns 29.08% of the Management Company.

8.   RELATED PARTY TRANSACTIONS

     Physician stockholder compensation for the year ended December 31, 1997 totaled $612,971. During 1997, the Operating Company paid $27,412 in interest to stockholders related to accrued compensation. Physician compensation is based on the number of days worked and on a percentage of cash collections, ranging from 25% to 33% depending on the type of professional practice.

     The Company has a related party receivable of $20,140 at December 31, 1997 to a stockholder.

     The Company has related party notes payable to a trust held for a stockholder's son and to a trust held for a stockholder's daughter. At December 31, 1997, the aggregate outstanding balance was $12,655.

PAUL YURFEST, D.D.S., P.A
AND DENTAL ONE BUYERS GROUP, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


9.   COMMITMENTS AND CONTINGENCIES

     LEGAL MATTERS
     The Company is a defendant in two lawsuits. Regarding the first matter, a summary judgment has been rendered against the Company. The Company has accrued the judgment amount plus related interest in the amount of $________. The Company has appealed the decision. The second matter concerns a dispute with an employee. Subsequent to December 31, 1997, the Company reached an agreement to settle the case and has accrued $_________ in the accompanying financial statements.

     In the normal course of business, the Company is a defendant in various matters involving disputes and/or litigation. It is not possible to determine the ultimate outcome of these matters, but based on the facts now available, it is management's opinion that no provision for loss contingency is required and any potential liability would not materially affect the Company's financial position or results of operations.

     LEASE COMMITMENTS
     The Management Company leases five office locations under operating leases which expire on various dates between March 1999 and December 2005. All of the leases provide for escalating payments over the lease terms. The leases contain no significant restrictions. Future minimum rental payments under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 1997, are as follows:


           1998                              $455,005
           1999                               463,738
           2000                               321,459
           2001                               266,853
           2002                               280,161
           Thereafter                         544,380
                                           ----------

                                           $2,331,596
                                           ==========

     Lease expense for the year ended December 31, 1997 totalled $457,544.


10.  SUBSEQUENT EVENTS

     During the first quarter of 1998, the Management Company changed its name to Dental One Associates, Inc. ("Dental One").

     On April 1, 1998 Dental Care Alliance, Inc. ("DCA") acquired all of the outstanding capital stock of Dental One pursuant to a Stock Purchase Agreement (the "Agreement") effective March 20, 1998. Pursuant to the Agreement, DCA acquired all of the assets of Dental One. Pursuant to the Agreement, 500,000 shares of the common stock of Dental One, representing one hundred percent of the issued and outstanding shares,

PAUL YURFEST, D.D.S., P.A
AND DENTAL ONE BUYERS GROUP, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


     were sold in consideration of: (a) $2,400,000 cash; (b) a promissory note in the amount of $1,047,510 payable over three years; and (c) $1,200,000 payable over three months representing the liquidation of accounts receivable. Such amount will be adjusted, as necessary, to equal the net amount collected on accounts receivable transferred to DCA.

     On April 1, 1998, SOCO LLC by Morris Socoloff, D.D.S. (SOCO) acquired all of the outstanding capital stock of the Operating Company pursuant to a Stock Purchase Agreement (the "SOCO Agreement"). Pursuant to the SOCO Agreement, SOCO acquired all of the assets of the Operating Company. Pursuant to the SOCO Agreement, 100 shares of the common stock of the Operating Company, representing one hundred percent of the issued and outstanding shares, were sold in consideration of (a) $600,000 cash and (b) a promissory note in the amount of $952,490 payable over three years.

                           DENTAL CARE ALLIANCE, INC.
                              BASIS OF PRESENTATION
               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


The unaudited pro forma combined statement of operations for the year ended December 31, 1997 gives effect to the acquisition of Dental One Associates, Inc. ("Dental One"), as if it had occurred at the beginning of the period. The unaudited pro forma combined balance sheet as of December 31, 1997 gives effect to the acquisition of Dental One on March 20, 1998, as if it had occurred on December 31, 1997. The Dental One acquisition has been accounted for using the purchase method of accounting.

The unaudited pro forma combined financial information has been prepared by the Company based on the Company's audited statement of operations and balance sheet as of and for the year ended December 31, 1997, and the audited financial statements of the Combined Practices as of and for the year ended December 31, 1997. The audited historical financial statements of the Combined Practices, are included elsewhere in this Form 8-K/A. The unaudited pro forma combined financial information should be read in conjunction with the complete historical financial statements of Dental Care Alliance, Inc. and the notes thereto as filed by the Company in its Form 10-K, and the historical financial statements of the Combined Practices included as a part of this Form 8-K/A. The pro forma combined financial information does not purport to be indicative of the combined results of operations that actually would have occurred if the transactions described above had been effected at the dates indicated or to project future results of operations for any period.

DENTAL CARE ALLIANCE, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
DECEMBER 31, 1997

                                                Dental One    Pro Forma    Pro Forma     Historical   Acquisition      Pro Forma
         ASSETS                                  Combined    Adjustments   Dental One    Company      Adjustments       Company

Current assets:
     Cash and cash equivalents                 $   107,407   $             $  107,407   $20,367,722  $ (2,400,000)(1)  $ 18,075,129
     Accounts receivable                           824,674     (824,674)(A)        --            --     1,200,000 (6)     1,200,000

     Consulting and license fees receivable             --                         --        64,116                          64,116
     Management fee receivable from PAs                 --      552,532 (A)   552,532       914,026      (552,532)(3)       914,026
     Advances to PAs                                    --                         --       483,421                         483,421
     Other current assets                          365,673                    365,673       254,412                         620,085
     Current portion of long-term notes
      receivable from PAs                               --                         --        83,522                          83,522
                                               -----------   ----------    ----------   -----------  ------------      ------------
         Total current assets                    1,297,754     (272,142)    1,025,612    22,167,219    (1,752,532)       21,440,297
Property and equipment, net                        887,534                    887,534     1,113,050                       2,000,584

Intangible assets, net                                  --                         --     4,747,303     3,447,510 (1)     8,198,413
                                                                                                         (266,919)(2)
                                                                                                       (1,683,621)(3)
                                                                                                          552,532 (3)
                                                                                                        1,401,608 (3)
Long-term notes receivable from PAs, less
 current portion                                        --                         --       313,940                         313,940
Consulting and licensing fees receivable,
 concurrent                                             --                         --            --                              --
Other assets                                       116,193                    116,193       212,975                         329,168
                                               -----------   ----------    ----------   -----------  ------------      ------------
         Total assets                          $ 2,301,481   $ (272,142)   $2,029,339   $28,554,487     1,698,578      $ 32,282,404
                                               ===========   ==========    ==========   ===========  ============      ============

         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                          $   380,176   $             $  380,176   $   638,030  $   (380,176)(3)   $    638,030
     Accrued payroll and payroll related costs     281,652     (281,652)(B)        --        64,933                          64,933
     Other accrued liabilities                     944,754     (329,997)(B)   614,757       412,952      (535,958)(3)       491,751
     Due to Seller                                      --                         --       920,000     1,200,000 (6)     2,120,000
     Income taxes payable                           27,451                     27,451       179,367       (27,451)(3)       179,367
     Bank credit facility                           30,000                     30,000            --       (30,000)(3)            --
     Current portion of long-term debt             188,950                    188,950       195,193      (188,950)(3)       195,193
                                               -----------   ----------    ----------   -----------  ------------      ------------
         Total current liabilities               1,852,983     (611,649)    1,241,334     2,410,475        37,465         3,689,274
Deferred income taxes                                   --                         --       773,269     1,401,608 (3)     2,174,870
Long-term debt less current portion                521,086                    521,086       816,918     1,047,510 (3)     1,864,428
                                               -----------   ----------    ----------   -----------  ------------      ------------
                                                                                                         (521,086)
         Total liabilities                       2,374,069     (611,649)    1,762,420     4,000,662       563,888         7,728,579


Commitments and contingencies
Stockholders' equity:
     Common stock, $.01 par value,
         50,000,000 shares authorized,
         3,995,460 issued and outstanding                                                    69,777                          69,777
     Common stock, Class A, no par value,
         255,000 shares authorized, issued
         and outstanding                               500                        500            --          (500)(2)            --
     Common stock, Class B, no par value,
         245,000 shares authorized, issued
         and outstanding                            40,000                     40,000            --       (40,000)(2)            --
     Common stock, Dental One, PC, no par
         value, 500 shares authorized,
         issued and outstanding                        500                        500            --          (500)(2)            --
Additional paid-in capital, net of $272,768
     stock subscription                                 --                         --    24,126,009                      24,126,009

Retained earnings                                 (113,588)    (272,142)(A)   225,919       358,039      (225,919)(2)       358,039
                                                                281,652 (B)
                                                                329,997 (B)
                                                  --------   ----------    ----------   -----------  -------------      -----------
         Total stockholders' equity                (72,588)     339,507       266,919    24,553,825       (266,919)      24,553,825
                                                  --------   ----------    ----------   -----------  -------------      -----------
         Total liabilities and stockholders'
         equity                                  2,301,481     (272,142)    2,029,339    28,554,487      1,698,578       32,282,404
                                                 =========   ==========    ==========   ===========  =============      ===========


DENTAL CARE ALLIANCE, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1997

                                                Dental One    Pro Forma       Pro Forma     Historical   Acquisition    Pro Forma
                                                 Combined    Adjustments      Dental One    Company      Adjustments     Company
Patient Revenue                                $ 7,180,480   $(7,180,480)(A)  $       --   $           $          --    $        --
Management fees                                         --     4,654,097 (A)   4,654,097     7,588,193                   12,242,290
Consulting and licensing fees                           --                            --       290,865                      290,885
Other operating income                              53,139                        53,139            --                       53,139
                                               -----------   -----------      ----------   ----------- -------------    -----------
        TOTAL REVENUES                           7,233,619    (2,526,383)      4,707,236     7,879,078                   12,586,314

Managed dental center expenses:
     Professional salaries and benefits          2,619,963    (2,619,963)(B)          --            --                           --
     Staff salaries and benefits                 1,684,606                     1,684,606     2,021,497                    3,706,103
     Dental supplies                               574,997                       574,997       650,444                    1,225,441
     Laboratory fees                               299,687                       299,687       971,024                    1,270,711
     Provision for bad debts                       234,067      (234,067)(A)          --            --                           --
     Marketing                                     158,507                       158,507       414,519                      573,026
     Occupancy                                     571,100                       571,100       998,141                    1,569,241
     Other                                         235,087                       235,087       851,631                    1,086,718
                                               -----------   -----------      ----------   ----------- -------------    -----------
        TOTAL MANAGED DENTAL CENTER EXPENSES     6,378,014    (2,854,030)      3,523,984     5,907,256                    9,431,240
                                               -----------   -----------      ----------   ----------- -------------    -----------
                                                   855,605       327,647       1,183,252     1,971,822                    3,155,074
     Salaries and benefits                              --                            --       786,795                      786,795
     General and administrative                    635,569                       635,569       600,657                    1,236,226
     Depreciation and amortization                 168,762                       168,762       163,681       138,044 (4)    470,487
                                               -----------   -----------      ----------   ----------- -------------    -----------
         OPERATING INCOME (LOSS)                    51,274       327,647         378,921       420,689       138,044        661,566

     Rental income                                      --                            --                                         --
     Other income (expense), net                  (153,151)                     (153,151)                                  (153,151)
     Interest income (expense), net               (126,852)                     (126,852)      263,568      (288,038)(5)   (151,322)
                                               -----------   -----------      ----------   ----------- -------------    -----------
Income (loss) before income taxes and
     minority interest                            (228,729)      327,647          98,918       684,257      (426,082)       357,098
(Benefit) provision for income taxes               (57,782)       82,771 (C)      24,989       263,952      (164,362)(7)    124,580
                                               -----------   -----------      ----------   ----------- -------------    -----------

Net income (loss)                                 (170,947)      244,876          73,929       420,305      (261,721)       232,514
     Adjustment to redemption value of common
        and preferred securities                                                            (10,500)                     (10,500)
     Cumulative preferred stock dividend                                                   (100,000)                    (100,000)
                                               -----------   -----------      ----------   ----------- -------------    -----------

Net income (loss) applicable to common shares  $  (170,947)  $   244,876      $   73,929   $   309,805 $    (216,721)   $   122,013
                                               ===========   ===========      ==========   =========== =============    ===========
Net income per common share:
     Basic                                                                              $      0.07                      $     0.03
     Diluted                                                                            $      0.07                      $     0.03
Weighted average common shares outstanding:
     Basic                                                                                4,610,331                       4,610,331
     Diluted                                                                              4,697,809                       4,697,809


                          NOTES TO UNAUDITED PRO FORMA
                         COMBINED FINANCIAL INFORMATION

The accompanying unaudited pro forma combined financial information presents the pro forma financial position of Dental Care Alliance, Inc. (the "Company") as of and for the year ended December 31, 1997.

On April 1, 1998, the Company acquired all the outstanding capital stock of Dental One Associates, Inc. ("Dental One"). The accompanying unaudited pro forma combined balance sheet includes the acquired assets, assumed liabilities and effects of financing the acquisition as if the acquisition had taken place on December 31, 1997. The accompanying unaudited pro forma combined statement of income reflects the pro forma results of operations of the Company as if Dental One had been acquired on January 1, 1997.

The pro forma adjustments reflected in the pro forma combined balance sheet and combined statement of operations are as follows:

         (a) To reflect the elimination of historical net patient revenue, patient receivables and dental professional costs and establish management fee revenue and receivable.

         (b)  To remove payroll costs associated with professional staff.

         (c)  To reflect the tax effect of the pro forma adjustments.

The acquisition adjustments reflected in the pro forma combined balance sheet and statement of operations are as follows:

         (1) Reflects the acquisition of Dental One for a total cost of approximately $3.45 million. The acquisition cost consisted of cash of $2.4 million in cash and $1.05 million in notes payable to be paid by the Registrant.

         (2)  Reflects the adjustment to eliminate the equity of Dental One.

         (3) Reflects the adjustment to eliminate the assets and liabilities retained by seller.

         (4) Reflects the expense associated with amortization of the intangible asset recorded in conjunction with the acquisition.

         (5) Reflects the expense associated with the carrying cost of the amount due to seller.

         (6) Reflects the adjustment to establish the debt due seller related to accounts receivable to be collected for seller.

         (7)  Reflects the tax effect of the acquisition adjustments.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.

                                            DENTAL CARE ALLIANCE, INC.


Dated:  June 15, 1998                       By:  /s/ STEVEN R. MATZKIN
                                                -----------------------
                                                Steven R. Matzkin, Chairman of
                                                the Board of Directors, Chief
                                                Executive Officer and President

                                 EXHIBIT INDEX

EXHIBIT             DESCRIPTION

27                  Financial Data Schedule